Exhibit 99.1

FOR IMMEDIATE RELEASE:	CONTACT:
Geoff High, Vice President of Investor Relations
303-604-3924
DMC GLOBAL REPORTS FOURTH QUARTER AND FULL-YEAR FINANCIAL RESULTS
Unit Sales of DynaEnergetics’ Flagship DS Perforating System up 40% Year-Over-Year;
Arcadia & NobelClad See Strong Demand Across Primary End Markets

•Fourth quarter sales were $175.1 million, flat sequentially and up 144% versus Q4 2021
•Fourth quarter sales were up 36% versus pro forma fourth quarter 2021 sales, inclusive of Arcadia
•Fourth quarter consolidated gross margin was 26% versus 29% in Q3 2022 and 18% in Q4 2021
•Fourth quarter net income attributable to DMC was $3.3 million
•Fourth quarter adjusted net income attributable to DMC*, inclusive of $2.2 million in non-cash amortization expense for Arcadia purchased intangible assets, was $4.3 million, or $0.22 per diluted share
•Fourth quarter adjusted EBITDA attributable to DMC* was $19.6 million
•Full-year sales were $654.1 million, up 151% versus 2021
•Full-year net income attributable to DMC was $12.2 million
•Full-year adjusted net income attributable to DMC*, inclusive of $21.8 million in non-cash amortization expense for Arcadia purchased intangible assets, was $13.5 million, or $0.70 per diluted share
•Full-year adjusted EBITDA attributable to DMC* was $74.2 million, up 268% versus 2021

BROOMFIELD, Colo. - February 23, 2023 - DMC Global Inc. (Nasdaq: BOOM) today reported financial results for its fourth quarter ended December 31, 2022.

Fourth quarter sales were $175.1 million, flat sequentially and up 144% versus sales in last year's fourth quarter. The 2022 fourth quarter results include $74.4 million in sales from Arcadia, a leading supplier of architectural building products. DMC acquired a 60% controlling interest in Arcadia on December 23, 2021.

Excluding Arcadia, fourth quarter sales were $100.7 million, up 7% sequentially and up 40% versus the fourth quarter of 2021. The increase principally reflects stronger demand for well perforating products from DynaEnergetics, DMC's energy products business.

Fourth quarter gross margin was 26% versus 29% in the third quarter and 18% in the fourth quarter a year ago. The sequential decline principally reflects an expected dip in gross margin at Arcadia resulting from volatility in aluminum prices earlier in 2022, as well as inventory write offs and reserves within DynaEnergetics’ North American business.

Selling, general and administrative expense (SG&A) was $30.6 million, flat sequentially and up from $16.3 million in the fourth quarter of 2021. Excluding Arcadia, SG&A was $16.7 million versus $15.7 million in the year-ago fourth quarter.

Fourth quarter net income attributable to DMC was $3.3 million. Due to the acquisition of the 60% controlling interest in Arcadia, the calculation for net earnings per diluted share must account for the change in value of the 40% redeemable noncontrolling interest in Arcadia. The redeemable noncontrolling interest value is estimated at the end of each quarter based on the formula used to calculate a Put and Call Option in the Arcadia Operating Agreement. During the fourth quarter, the adjustment decreased the redeemable noncontrolling interest by $6.9 million. When added to the $3.3 million in net income attributable to DMC stockholders, the resulting net income for calculation of earnings per share is $10.2 million, or $0.52 per diluted share, based on 19.4 million diluted shares outstanding. Net loss attributable to DMC stockholders in the prior-year fourth quarter, after the adjustment to redeemable noncontrolling interest, was $(7.2) million, or $(0.38) per diluted share, on 18.8 million diluted shares outstanding.

Fourth quarter adjusted net income attributable to DMC*, which includes $2.2 million in non-cash amortization expense of the purchased intangible assets of Arcadia, was $4.3 million, or $0.22 per diluted share.

Fourth quarter adjusted EBITDA attributable to DMC* was $19.6 million, down 10% from $21.8 million in the third quarter of 2022, and up 592% from $2.8 million in the fourth quarter of 2021.

Fourth quarter cash flow from operations was $20.6 million versus cash used in operations of $(10.9) million in the prior-year fourth quarter. Cash and cash equivalents were $25.1 million versus $30.8 million at December 31, 2021.

DMC’s debt-to-adjusted EBITDA leverage ratio at December 31, 2022, was 1.69. The Company’s debt-to-adjusted EBITDA leverage ratio covenant for the end of the quarter was 3.25.

Arcadia
Arcadia reported fourth quarter sales of $74.4 million, down 8% sequentially and up 31% from pro forma sales in last year's fourth quarter. The decrease versus the third quarter reflects anticipated impacts of seasonality and maintenance. The increase versus prior year reflects higher average selling prices, which were implemented to address inflation on raw materials.

Fourth quarter gross margin was 24% versus 30% in the third quarter and 28% on a pro forma basis in last year’s fourth quarter. Decreases compared to both prior periods reflect higher fourth quarter raw material costs, which outpaced the increase in average selling prices. Additionally, Arcadia’s high-end residential business shipped orders out of backlog that were quoted prior to the implementation of price increases. Adjusted EBITDA attributable to DMC was $4.3 million versus $7.2 million in the third quarter of 2022 and pro forma adjusted EBITDA of $4.8 million in the comparable year-ago quarter.

DynaEnergetics
DynaEnergetics reported fourth quarter sales of $77.6 million, up 10% sequentially and up 53% versus last year's fourth quarter. Sales in North America increased 12% sequentially, while international sales were comparable to the third quarter. Gross margin was 28% in the fourth quarter compared to 30% in the third quarter and 20% in the 2021 fourth quarter. The sequential decline principally relates to inventory write offs and reserves. Adjusted EBITDA increased to $14.4 million from $13.9 million in the third quarter and $4.0 million in the 2021 fourth quarter.

NobelClad
NobelClad reported fourth quarter sales of $23.1 million, down 1% sequentially and up 9% versus the 2021 fourth quarter. Gross margin was 24%, versus 27% in the third quarter and 20% in the prior-year fourth quarter. Adjusted EBITDA was $3.4 million in both the third and fourth quarters of 2022 and $2.1 million in the 2021 fourth quarter.

NobelClad’s trailing 12-month book-to-bill ratio at the end of the fourth quarter was 1.14. Order backlog increased to $55.5 million from $48.0 million at the end of the third quarter.

Full-year results
Consolidated sales in 2022 were $654.1 million, up 151% versus 2021. Excluding $299.5 million in contributions from Arcadia, full-year 2022 sales were $354.6 million, up 36% from 2021.

Gross margin was 28% versus 23% in 2021. Operating income was $30.0 million versus an operating loss of $2.4 million in the prior year.

Full-year 2022 net income attributable to DMC was $12.2 million. The adjustment to the change in value of the 40% redeemable noncontrolling interest decreased the redeemable noncontrolling interest by $1.9 million. When added to the $12.2 million in net income attributable to DMC stockholders, the resulting net income for calculation of earnings per share was $14.2 million, or $0.72 per diluted share, based on 19.4 million diluted shares outstanding. Net loss attributable to DMC in the prior year, after the adjustment to redeemable noncontrolling interest, was $(4.6) million, or $(0.26) per diluted share on 17.6 million diluted shares outstanding.

Full-year adjusted net income attributable to DMC*, which includes $21.8 million in non-cash amortization expense of the purchased intangible assets of Arcadia, was $13.5 million, or $0.70 per diluted share.

Full-year adjusted EBITDA attributable to DMC* was $74.2 million, up 268% versus 2021. Cash flow provided by operations during 2022 was $44.9 million versus cash flow used in operations of $12.8 million in the prior year.

Arcadia
Arcadia reported 2022 sales of $299.5 million, up 25% from pro forma sales in the prior year. Gross margin was 29% versus pro forma gross margin of 34% in 2021, and adjusted EBITDA attributable to DMC was $28.2 million, down 6% from pro forma results in the prior year.

DynaEnergetics
Full-year sales at DynaEnergetics were $264.3 million, up 51% versus 2021. Gross margin improved to 29% from 22% in the prior year, and adjusted EBITDA increased 187% to $46.9 million versus 2021.

NobelClad
NobelClad reported 2022 sales of $90.2 million, up 6% from the prior year. Gross margin was 24% versus 26% last year, while adjusted EBITDA was $11.9 million versus $13.7 million in 2021.

Management Commentary
“DMC’s businesses delivered a strong finish to 2022, reflecting solid execution by our employees, healthy demand for our differentiated products and solutions, and the resiliency of our end markets,” said Michael Kuta, interim Co-CEO.

“The fourth quarter capped a milestone year at DynaEnergetics, which built and shipped 40% more of its flagship DS perforating systems than in 2019, the prior high-water mark for DS unit sales. As demand accelerated throughout the year, a series of process improvements significantly expanded the capacity of DynaEnergetics’ Blum, Texas, production facility. This capacity enabled the business to onboard several new customers during the fourth quarter.

“DynaEnergetics’ fourth quarter gross margin of 28% was up 800 basis points year-over-year but was nevertheless disappointing and several percentage points below our target. We believe continued top-line growth, manufacturing process improvements, the introduction of several new premium products, improved product mix and price increases will collectively drive further margin expansion throughout 2023.

“DynaEnergetics’ international team also delivered an outstanding year, including a 35% increase in sales versus 2021,” Kuta added. “We are optimistic 2023 will bring another year of healthy growth for DynaEnergetics’ North American and international businesses.”

“Arcadia delivered solid year-over-year sales growth during the fourth quarter, reflecting increased pricing to address higher raw material costs. As expected, fourth quarter gross margin was below historic averages due to record-high aluminum prices during part of 2022. A large portion of the remaining high-priced inventory at Arcadia’s commercial business, which generates approximately 85% of Arcadia’s sales, was shipped during the fourth quarter.

"Arcadia Custom, which serves the high-end residential market and generates roughly 15% of Arcadia's sales, continues to ship orders that were quoted before price increases were implemented. Deliveries of these lower-margin residential orders should be complete during the second half of 2023. We expect Arcadia’s consolidated profitability will improve incrementally throughout 2023 as these inventory and pricing issues subside," Kuta added.

“Arcadia has made significant progress implementing its new ERP platform, and the first phase of the project should go live during the second quarter. Demand at both the commercial and high-end residential businesses remains healthy, and we are focused on increasing production capacity. We expect our plans to debottleneck Arcadia’s painting capacity will be in effect by the end of 2023."

“NobelClad reported fourth quarter sales that were above our forecasts,” Kuta said. “The business also recorded a 15% sequential improvement in its order backlog, which was at a 10-year high at year end. Bookings of NobelClad’s new Cylindra™ cryogenic transition joints, which are used in LNG processing equipment, continue to increase, and customer interest in the DetaPipe™ product also is strong. We are increasingly encouraged by NobelClad’s prospects for growth over the next several years.”

David Aldous, director and interim Co-CEO, said, “Arcadia, DynaEnergetics and NobelClad each demonstrated the strength of their business models and differentiated products during 2022, and each has entered 2023 with solid momentum. Our achievements during the past year would not be possible without the efforts of DMC’s employees, and we sincerely thank them for their dedication to the Company’s success.

“We are confident in DMC’s strategy and the ability of our businesses to defend and extend the leadership positions they have built in their markets. With the goal of maximizing cash flow and improving returns for our stakeholders, we are working with our business leaders to advance DMC’s culture of innovation, enhance our operational excellence and make focused investment decisions that will support DMC’s long-term growth objectives.”

Guidance
Kuta said first quarter 2023 consolidated sales are expected in a range of $168 million to $178 million versus the $175.1 million reported in the fourth quarter. At the business level, Arcadia is expected to report sales of $70 million to $75 million versus the $74.4 million reported in the fourth quarter. Sales at DynaEnergetics are expected in a range of $78 million to $82 million versus the $77.6 million reported in the fourth quarter. NobelClad’s sales are expected in a range of $20 million to $21 million versus the $23.1 million reported in the fourth quarter.

Consolidated gross margin is expected in a range of 27% to 28% versus the 26% reported in the fourth quarter. First quarter gross margin is expected to improve sequentially at both DynaEnergetics and Arcadia, while NobelClad is expected to be impacted by a less favorable project mix.

First quarter selling, general and administrative expense is expected in a range of $32 million to $33 million versus the $30.6 million reported in the fourth quarter and will include approximately $2.0 million in patent litigation expense at DynaEnergetics. First quarter SG&A guidance excludes severance expense related to the resignation of DMC’s former CEO. We expect our SG&A run rate will be below $30 million per quarter by the end of the year, excluding one-time expenses, and will also decline as a percentage of sales.

First quarter amortization expense is expected to be $5.8 million versus the $3.8 million reported in the fourth quarter. (Please note that DMC does not straight-line the amortization of customer relationship intangible assets related to Arcadia. A full 5-year forecast will be in available in the footnotes to our 2022 Form 10-K.)

First quarter depreciation expense is expected to be $3.8 million, and interest expense is expected to be $2.2 million. Our annualized effective tax rate is forecasted to be between 28% and 30%.

First quarter adjusted EBITDA attributable to DMC, after deducting the 40% noncontrolling interest, is expected in a range of $17 million to $21 million versus $19.6 million in the fourth quarter.

First quarter capital expenditures are expected to be $4 million to $6 million, while full-year capital expenditures are expected to be approximately $20 million and will include investments in Arcadia’s ERP system and painting capacity.

Conference call information
Management will hold a conference call to discuss these results today at 5:00 p.m. Eastern (3:00 p.m. Mountain). Investors may listen to a live webcast of the call at https://www.webcaster4.com/Webcast/Page/2204/47623 or by dialing 877-545-0320 (973-528-0002 for international callers) and entering the code 739006. Webcast participants should access the website at least 15 minutes early to register and download any necessary audio software. A replay of the webcast will be available for 90 days and a telephonic replay will be available through March 2, 2023, by calling 800-332-6854 (973-528-0005 for international callers) and entering the Conference ID #47623.

*Use of Non-GAAP Financial Measures
Adjusted EBITDA, adjusted net income (loss), and adjusted diluted earnings per share are non-GAAP (generally accepted accounting principles) financial measures used by management to measure operating performance and liquidity. Non-GAAP results are presented only as a supplement to the financial statements based on U.S. generally accepted accounting principles (GAAP). The non-GAAP financial information is provided to enhance the reader’s understanding of DMC’s financial performance, but no non-GAAP measure should be considered in isolation or as a substitute for financial measures calculated in accordance with GAAP. Reconciliations of the most directly comparable GAAP measures to non-GAAP measures are provided within the schedules attached to this release.

EBITDA is defined as net income plus or minus net interest plus taxes, depreciation and amortization. Adjusted EBITDA excludes from EBITDA stock-based compensation, restructuring and impairment charges and, when appropriate, other items that management does not utilize in assessing DMC’s operating performance (as further described in the attached financial schedules). Adjusted net income (loss) is defined as net income (loss) attributable to DMC stockholders plus restructuring and impairment charges and, when appropriate, other items that management does not utilize in assessing DMC’s operating performance. Adjusted diluted earnings per share is defined as diluted earnings per share plus restructuring and impairment charges and, when appropriate, other items that management does not utilize in assessing DMC’s operating performance. None of these non-GAAP financial measures are recognized terms under GAAP and do not purport to be an alternative to net income as an indicator of operating performance or any other GAAP measure.

Management uses adjusted EBITDA in its operational and financial decision-making, believing that it is useful to eliminate certain items in order to focus on what it deems to be a more reliable indicator of ongoing operating performance. As a result, internal management reports used during monthly operating reviews feature adjusted EBITDA measures. Management believes that investors may find this non-GAAP financial measure useful for similar reasons, although investors are cautioned that non-GAAP financial measures are not a substitute for GAAP disclosures. In addition, management incentive awards are based, in part, on the amount of adjusted EBITDA achieved during relevant periods. EBITDA and adjusted EBITDA are also used by research analysts, investment bankers and lenders to assess operating performance. For example, a measure similar to adjusted EBITDA is required by the lenders under DMC’s credit facility.

Adjusted net income (loss) and adjusted diluted earnings per share are presented because management believes these measures are useful to understand the effects of restructuring and impairment charges and, when appropriate, other items that management does not utilize in assessing DMC’s operating performance, on DMC’s net income (loss) and diluted earnings per share, respectively.

Because not all companies use identical calculations, DMC’s presentation of non-GAAP financial measures may not be comparable to other similarly titled measures of other companies. However, these measures can still be useful in evaluating the company’s performance against its peer companies because management believes the measures provide users with valuable insight into key components of GAAP financial disclosures. For example, a company with greater GAAP net income may not be as appealing to investors if its net income is more heavily comprised of gains on asset sales. Likewise, eliminating the effects of interest income and expense moderates the impact of a company’s capital structure on its performance.

All of the items included in the reconciliation from net income to EBITDA and adjusted EBITDA are either (i) non-cash items (e.g., depreciation, amortization of purchased intangibles and stock-based compensation) or (ii) items that management does not consider to be useful in assessing DMC’s operating performance (e.g., income taxes, restructuring and impairment charges). In the case of the non-cash items, management believes that investors can better assess the company’s operating performance if the measures are presented without such items because, unlike cash expenses, these adjustments do not affect DMC’s ability to generate free cash flow or invest in its business. For example, by adjusting for depreciation and amortization in computing EBITDA, users can compare operating performance without regard to different accounting determinations such as useful life. In the case of the other items, management believes that investors can better assess operating performance if the measures are presented without these items because their financial impact does not reflect ongoing operating performance.

About DMC Global Inc.
DMC Global is an owner and operator of innovative, asset-light manufacturing businesses that provide unique, highly engineered products and differentiated solutions. DMC’s businesses have established leadership positions in their respective markets and consist of: Arcadia, a leading supplier of architectural building products; DynaEnergetics, which serves the global energy industry; and NobelClad, which addresses the global industrial infrastructure and transportation sectors. DMC’s businesses are led by experienced, strategically focused management teams, which are supported with business resources and capital allocation expertise to advance their operating strategies and generate the greatest returns. Based in Broomfield, Colorado, DMC trades on Nasdaq under the symbol “BOOM.” For more information, visit: http://www.dmcglobal.com/.

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Safe Harbor Language
Except for the historical information contained herein, this news release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, including guidance on sales, gross margin, SG&A, depreciation expense, interest expense, adjusted EBITDA, capital expenditures, amortization expense and tax rate; our expectations for full-year growth and margin expansion at DynaEnergetics; expectations for incremental profitability improvements at Arcadia during 2023; timing of Arcadia’s ERP implementation and added painting capacity; and NobelClad’s prospects for growth over the next several years. Such statements and information are based on numerous assumptions regarding present and future business strategies, the markets in which we operate, anticipated costs and the ability to achieve goals. Forward-looking information and statements are subject to known and unknown risks, uncertainties and other important factors that may cause actual results and performance to be materially different from those expressed or implied by such forward-looking information and statements, including but not limited to: our ability to realize sales from our backlog; our ability to obtain new contracts at attractive prices; the execution of purchase commitments by our customers, and our ability to successfully deliver on those purchase commitments; the size and timing of customer orders and shipments; changes to customer orders; product pricing and margins; fluctuations in customer demand; our ability to successfully navigate slowdowns in market activity or execute and capitalize upon growth opportunities; the success of DynaEnergetics’ product and technology development initiatives; our ability to successfully protect our technology and intellectual property and the costs associated with these efforts; potential consolidation among DynaEnergetics’ customers; fluctuations in foreign currencies; fluctuations in tariffs and quotas; the cost and availability of energy; the cyclicality of our business; competitive factors; the timely completion of contracts; the timing and size of expenditures; the timing and price of metal and other raw material; the adequacy of local labor supplies at our facilities; our ability to attract and retain key personnel, including a new CEO and our executive officers and directors; current or future limits on manufacturing capacity at our various operations; government actions or other changes in laws and regulations; the availability and cost of funds; our ability to access our borrowing capacity under our credit facility; geopolitical and economic instability, including recessions, depressions, wars or other military actions; inflation; supply chain delays and disruptions; the availability and cost of energy; transportation disruptions; general economic conditions, both domestic and foreign, impacting our business and the business of our customers and the end-market users we serve; as well as the other risks detailed from time to time in our SEC reports, including the annual report on Form 10-K for the year ended December 31, 2021. We do not undertake any obligation to release public revisions to any forward-looking statement, including, without limitation, to reflect events or circumstances after the date of this news release, or to reflect the occurrence of unanticipated events, except as may be required under applicable securities laws.

DMC GLOBAL INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(Amounts in Thousands, Except Share and Per Share Data)
(unaudited)

	Three months ended			Change
	Dec 31, 2022	Sep 30, 2022	Dec 31, 2021	Sequential	Year-on-year
NET SALES	$175,074	$174,465	$71,844	—%	144%
COST OF PRODUCTS SOLD	129,970	123,127	58,910	6%	121%
Gross profit	45,104	51,338	12,934	(12)%	249%
Gross profit percentage	26%	29%	18%
COSTS AND EXPENSES:
General and administrative expenses	19,789	19,796	10,155	—%	95%
Selling and distribution expenses	10,847	10,748	6,127	1%	77%
Amortization of purchased intangible assets	3,772	7,385	568	(49)%	564%
Acquisition expenses	—	—	1,581	—%	(100)%
Restructuring expenses	129	8	—	1,513%	—%
Total costs and expenses	34,537	37,937	18,431	(9)%	87%
OPERATING INCOME (LOSS)	10,567	13,401	(5,497)	(21)%	292%
OTHER (EXPENSE) INCOME:
Other (expense) income, net	(559)	120	(152)	(566)%	(268)%
Interest expense, net	(2,129)	(1,771)	(74)	20%	2,777%
INCOME (LOSS) BEFORE INCOME TAXES	7,879	11,750	(5,723)	(33)%	238%
INCOME TAX PROVISION (BENEFIT)	4,438	3,537	(2,154)	25%	306%
NET INCOME (LOSS)	3,441	8,213	(3,569)	(58)%	196%
Less: Net income (loss) attributable to redeemable noncontrolling interest	175	1,496	(808)	(88)%	122%
NET INCOME (LOSS) ATTRIBUTABLE TO DMC GLOBAL INC. STOCKHOLDERS	$3,266	$6,717	$(2,761)	(51)%	218%
NET INCOME (LOSS) PER SHARE ATTRIBUTABLE TO DMC GLOBAL INC. STOCKHOLDERS
Basic	$0.52	$0.46	$(0.38)	13%	237%
Diluted	$0.52	$0.46	$(0.38)	13%	237%
WEIGHTED AVERAGE SHARES OUTSTANDING:
Basic	19,384,678	19,381,489	18,754,250	—%	3%
Diluted	19,393,245	19,381,794	18,754,250	—%	3%

Reconciliation to net income (loss) attributable to DMC Global Inc. stockholders after adjustment of redeemable noncontrolling interest for purposes of calculating earnings per share

	Three months ended
	Dec 31, 2022	Sep 30, 2022	Dec 31, 2021
Net income (loss) attributable to DMC Global Inc. stockholders	$3,266	$6,717	$(2,761)
Adjustment of redeemable noncontrolling interest	6,933	2,256	(4,424)
Net income (loss) attributable to DMC Global Inc. common stockholders after adjustment of redeemable noncontrolling interest	$10,199	$8,973	$(7,185)

DMC GLOBAL INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(Amounts in Thousands, Except Share and Per Share Data)
(unaudited)

	Twelve months ended		Change
	Dec 31, 2022	Dec 31, 2021	Year-on-year
NET SALES	$654,086	$260,115	151%
COST OF PRODUCTS SOLD	468,639	200,635	134%
Gross profit	185,447	59,480	212%
Gross profit percentage	28%	23%
COSTS AND EXPENSES:
General and administrative expenses	76,119	36,276	110%
Selling and distribution expenses	42,230	22,507	88%
Amortization of purchased intangible assets	36,926	1,391	2,555%
Acquisition expenses	—	1,581	(100)%
Restructuring expenses	182	127	43%
Total costs and expenses	155,457	61,882	151%
OPERATING INCOME (LOSS)	29,990	(2,402)	1,349%
OTHER (EXPENSE) INCOME:
Other (expense) income, net	(594)	152	(491)%
Interest expense, net	(6,187)	(304)	1,935%
INCOME (LOSS) BEFORE INCOME TAXES	23,209	(2,554)	1,009%
INCOME TAX PROVISION (BENEFIT)	9,376	(1,544)	707%
NET INCOME (LOSS)	13,833	(1,010)	1,470%
Less: Net income (loss) attributable to redeemable noncontrolling interest	1,586	(808)	296%
NET INCOME (LOSS) ATTRIBUTABLE TO DMC GLOBAL INC. STOCKHOLDERS	$12,247	$(202)	6,163%
NET INCOME (LOSS) PER SHARE ATTRIBUTABLE TO DMC GLOBAL INC. STOCKHOLDERS
Basic	$0.72	$(0.26)	377%
Diluted	$0.72	$(0.26)	377%
WEIGHTED AVERAGE SHARES OUTSTANDING:
Basic	19,360,677	17,610,711	10%
Diluted	19,369,165	17,610,711	10%

Reconciliation to net income (loss) attributable to DMC Global Inc. stockholders after adjustment of redeemable noncontrolling interest for purposes of calculating earnings per share

	Twelve months ended
	Dec 31, 2022	Dec 31, 2021
Net income (loss) attributable to DMC Global Inc. stockholders	$12,247	$(202)
Adjustment of redeemable noncontrolling interest	1,937	(4,424)
Net income (loss) attributable to DMC Global Inc. common stockholders after adjustment of redeemable noncontrolling interest	$14,184	$(4,626)

DMC GLOBAL INC.
SEGMENT STATEMENTS OF OPERATIONS
(Amounts in Thousands)
(unaudited)

Arcadia

	Three months ended		Change
	Dec 31, 2022	Sep 30, 2022	Sequential
Net sales	$74,400	$80,697	(8)%
Gross profit	17,970	23,892	(25)%
Gross profit percentage	24%	30%
COSTS AND EXPENSES:
General and administrative expenses	9,535	8,782	9%
Selling and distribution expenses	4,352	4,135	5%
Amortization of purchased intangible assets	3,642	7,233	(50)%
Operating income	441	3,742	(88)%
Adjusted EBITDA	7,143	12,065	(41)%
Less: adjusted EBITDA attributable to redeemable noncontrolling interest	(2,857)	(4,826)	(41)%
Adjusted EBITDA attributable to DMC Global Inc.	$4,286	$7,239	(41)%

Twelve months ended
Dec 31, 2022
Net sales	$299,527
Gross profit	88,334
Gross profit percentage	29%
COSTS AND EXPENSES:
General and administrative expenses	31,872
Selling and distribution expenses	16,184
Amortization of purchased intangible assets	36,316
Operating income	3,962
Adjusted EBITDA	$46,920
Less: adjusted EBITDA attributable to redeemable noncontrolling interest	$(18,768)
Adjusted EBITDA attributable to DMC Global Inc.	$28,152

DynaEnergetics

	Three months ended			Change
	Dec 31, 2022	Sep 30, 2022	Dec 31, 2021	Sequential	Year-on-year
Net sales	$77,551	$70,372	$50,679	10%	53%
Gross profit	21,764	21,237	9,922	2%	119%
Gross profit percentage	28%	30%	20%
COSTS AND EXPENSES:
General and administrative expenses	4,970	4,924	4,559	1%	9%
Selling and distribution expenses	4,270	4,257	3,348	—%	28%
Amortization of purchased intangible assets	54	78	87	(31)%	(38)%
Operating income	12,470	11,978	1,928	4%	547%
Adjusted EBITDA	$14,439	$13,935	$3,950	4%	266%

DMC GLOBAL INC.
SEGMENT STATEMENTS OF OPERATIONS
(Amounts in Thousands)
(unaudited)

	Twelve months ended		Change
	Dec 31, 2022	Dec 31, 2021	Year-on-year
Net sales	$264,327	$175,356	51%
Gross profit	75,569	38,955	94%
Gross profit percentage	29%	22%
COSTS AND EXPENSES:
General and administrative expenses	19,627	17,132	15%
Selling and distribution expenses	16,588	13,050	27%
Amortization of purchased intangible assets	299	538	(44)%
Operating income	39,055	8,235	374%
Adjusted EBITDA	$46,932	$16,361	187%

NobelClad

	Three months ended			Change
	Dec 31, 2022	Sep 30, 2022	Dec 31, 2021	Sequential	Year-on-year
Net sales	$23,123	$23,396	$21,165	(1)%	9%
Gross profit	5,518	6,325	4,212	(13)%	31%
Gross profit percentage	24%	27%	20%
COSTS AND EXPENSES:
General and administrative expenses	943	1,475	581	(36)%	62%
Selling and distribution expenses	2,071	2,263	2,326	(8)%	(11)%
Amortization of purchased intangible assets	76	74	118	3%	(36)%
Restructuring expenses	129	8	—	1,513%	—%
Operating income	2,299	2,505	1,187	(8)%	94%
Adjusted EBITDA	$3,433	$3,412	$2,141	1%	60%

	Twelve months ended		Change
	Dec 31, 2022	Dec 31, 2021	Year-on-year
Net sales	$90,232	$84,759	6%
Gross profit	22,050	22,173	(1)%
Gross profit percentage	24%	26%
COSTS AND EXPENSES:
General and administrative expenses	4,587	3,217	43%
Selling and distribution expenses	8,981	8,556	5%
Amortization of purchased intangible assets	311	490	(37)%
Restructuring expenses	182	127	43%
Operating income	7,989	9,783	(18)%
Adjusted EBITDA	$11,901	$13,717	(13)%

DMC GLOBAL INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(Amounts in Thousands)

				Change
	Dec 31, 2022	Sep 30, 2022	Dec 31, 2021	Sequential	From year-end
	(unaudited)	(unaudited)
ASSETS

Cash and cash equivalents	$25,144	$18,486	$30,810	36%	(18)%
Accounts receivable, net	94,415	94,191	71,932	—%	31%
Inventories	156,590	152,573	124,214	3%	26%
Other current assets	10,723	9,977	12,240	7%	(12)%

Total current assets	286,872	275,227	239,196	4%	20%

Property, plant and equipment, net	129,445	123,292	122,078	5%	6%
Goodwill	141,725	139,922	141,266	1%	—%
Purchased intangible assets, net	217,925	221,753	255,576	(2)%	(15)%
Other long-term assets	103,011	104,915	106,296	(2)%	(3)%

Total assets	$878,978	$865,109	$864,412	2%	2%

LIABILITIES, REDEEMABLE NONCONTROLLING INTEREST, AND STOCKHOLDERS’ EQUITY

Accounts payable	$46,816	$41,573	$40,276	13%	16%
Contract liabilities	32,080	30,030	21,052	7%	52%
Accrued income taxes	4,256	3,206	9	33%	47,189%
Current portion of long-term debt	15,000	15,000	15,000	—%	—%
Other current liabilities	29,898	32,104	29,477	(7)%	1%

Total current liabilities	128,050	121,913	105,814	5%	21%

Long-term debt	117,798	121,409	132,425	(3)%	(11)%
Deferred tax liabilities	1,908	1,547	2,202	23%	(13)%
Other long-term liabilities	63,053	62,625	66,250	1%	(5)%
Redeemable noncontrolling interest	187,522	194,962	197,196	(4)%	(5)%
Stockholders’ equity	380,647	362,653	360,525	5%	6%

Total liabilities, redeemable noncontrolling interest, and stockholders’ equity	$878,978	$865,109	$864,412	2%	2%

DMC GLOBAL INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(Amounts in Thousands)
(unaudited)

	Three months ended
	Dec 31, 2022	Sep 30, 2022	Dec 31, 2021
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income (loss)	$3,441	$8,213	$(3,569)
Adjustments to reconcile net income (loss) to net cash provided by (used in) operating activities:
Depreciation	3,703	3,541	2,903
Amortization of purchased intangible assets	3,772	7,385	568
Amortization of deferred debt issuance costs	141	145	80
Stock-based compensation	3,167	2,242	1,670
Deferred income taxes	1,013	(1,448)	200
Restructuring expenses	129	8	—
Other	1,639	(340)	94
Change in working capital, net	3,596	2,053	(12,852)
Net cash provided by (used in) operating activities	20,601	21,799	(10,906)
CASH FLOWS FROM INVESTING ACTIVITIES:
Acquisition of business, net of cash acquired	—	—	(261,000)
Consideration adjustments related to acquisition of business	(370)	(2,674)	—
Promissory note to redeemable noncontrolling interest holder	—	—	(24,902)
Proceeds from sales of marketable securities	—	—	144,921
Acquisition of property, plant and equipment	(7,307)	(4,958)	(2,311)
Proceeds on sale of property, plant and equipment	62	—	—
Net cash used in investing activities	(7,615)	(7,632)	(143,292)
CASH FLOWS FROM FINANCING ACTIVITIES:
Borrowings on term loan	—	—	150,000
Repayments on term loan	(3,750)	(3,750)	—
Payments of debt issuance costs	(1)	(3)	(2,337)
Net proceeds from issuance of common stock to employees and directors	201	—	181
Distributions to redeemable noncontrolling interest holder	(2,007)	(3,293)	—
Treasury stock activity	(139)	2	(9)
Net cash (used in) provided by financing activities	(5,696)	(7,044)	147,835
EFFECTS OF EXCHANGE RATES ON CASH	(632)	(456)	153

NET INCREASE (DECREASE) IN CASH AND CASH EQUIVALENTS	6,658	6,667	(6,210)
CASH AND CASH EQUIVALENTS, beginning of the period	18,486	11,819	37,020
CASH AND CASH EQUIVALENTS, end of the period	$25,144	$18,486	$30,810

DMC GLOBAL INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(Amounts in Thousands)
(unaudited)

	Twelve months ended
	Dec 31, 2022	Dec 31, 2021
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income (loss)	$13,833	$(1,010)
Adjustments to reconcile net income (loss) to net cash provided by (used in) operating activities:
Depreciation	14,281	11,303
Amortization of purchased intangible assets	36,926	1,391
Amortization of deferred debt issuance costs	553	248
Amortization of acquisition-related inventory valuation step-up	430	—
Stock-based compensation	10,058	6,574
Deferred income taxes	(599)	(1,846)
Restructuring expenses	182	127
Other	1,344	(204)
Change in working capital, net	(32,072)	(29,395)
Net cash provided by (used in) operating activities	44,936	(12,812)
CASH FLOWS FROM INVESTING ACTIVITIES:
Acquisition of business, net of cash acquired	—	(261,000)
Consideration adjustments related to acquisition of business	(2,404)	—
Promissory note to redeemable noncontrolling interest holder	—	(24,902)
Investment in marketable securities	—	(123,984)
Proceeds from maturities of marketable securities	—	4,799
Proceeds from sales of marketable securities	—	144,921
Acquisition of property, plant and equipment	(18,584)	(8,659)
Proceeds on sale of property, plant and equipment	62	1,019
Net cash used in investing activities	(20,926)	(267,806)
CASH FLOWS FROM FINANCING ACTIVITIES:
Borrowings on term loan	—	150,000
Repayments on term loan	(15,000)	—
Repayments on capital expenditure facility	—	(11,750)
Payments of debt issuance costs	(180)	(2,337)
Distributions to redeemable noncontrolling interest holder	(12,300)	—
Net proceeds from issuance of common stock through equity offering	—	123,461
Net proceeds from issuance of common stock through at-the-market offering program	—	25,262
Net proceeds from issuance of common stock to employees and directors	201	434
Treasury stock purchases	(1,231)	(2,485)
Net cash (used in) provided by financing activities	(28,510)	282,585
EFFECTS OF EXCHANGE RATES ON CASH	(1,166)	656

NET (DECREASE) INCREASE IN CASH AND CASH EQUIVALENTS	(5,666)	2,623
CASH AND CASH EQUIVALENTS, beginning of the period	30,810	28,187
CASH AND CASH EQUIVALENTS, end of the period	$25,144	$30,810

DMC GLOBAL INC.
RECONCILIATIONS OF NON-GAAP FINANCIAL MEASUREMENTS TO MOST
DIRECTLY COMPARABLE GAAP FINANCIAL MEASUREMENTS
(Amounts in Thousands)
(unaudited)

DMC Global

EBITDA and Adjusted EBITDA

	Three months ended			Change
	Dec 31, 2022	Sep 30, 2022	Dec 31, 2021	Sequential	Year-on-year
Net income (loss)	3,441	8,213	(3,569)	(58)%	196%
Interest expense, net	2,129	1,771	74	20%	2,777%
Income tax provision (benefit)	4,438	3,537	(2,154)	25%	306%
Depreciation	3,703	3,541	2,903	5%	28%
Amortization of purchased intangible assets	3,772	7,385	568	(49)%	564%

EBITDA	17,483	24,447	(2,178)	(28)%	903%
Restructuring expenses	129	8	—	1,513%	—%
Acquisition expenses	—	—	1,581	—%	(100)%
Arcadia stub period expenses excluding depreciation & amortization	—	—	1,605	—%	(100)%
Nonrecurring retirement expenses	1,100	—	—	—%	—%
Stock-based compensation	3,167	2,242	1,670	41%	90%
Other expense (income), net	559	(120)	152	566%	268%
Adjusted EBITDA	$22,438	$26,577	$2,830	(16)%	693%
Less: adjusted EBITDA attributable to redeemable noncontrolling interest	(2,857)	(4,826)	—	(41)%	—%
Adjusted EBITDA attributable to DMC Global Inc. stockholders	$19,581	$21,751	$2,830	(10)%	592%

	Twelve months ended		Change
	Dec 31, 2022	Dec 31, 2021	Year-on-year
Net income (loss)	$13,833	$(1,010)	1,470%
Interest expense, net	6,187	304	1,935%
Income tax provision (benefit)	9,376	(1,544)	707%
Depreciation	14,281	11,303	26%
Amortization of purchased intangible assets	36,926	1,391	2,555%

EBITDA	80,603	10,444	672%
Restructuring expenses	182	127	43%
Amortization of acquisition-related inventory valuation step-up	430	—	—%
Nonrecurring retirement expenses	1,100	—	—%
Stock-based compensation	10,058	6,574	53%
Acquisition expenses	—	1,581	(100)%
Arcadia stub-period expenses	—	1,605	(100)%
Other expense (income), net	594	(152)	491%
Adjusted EBITDA	$92,967	$20,179	361%
Less: adjusted EBITDA attributable to redeemable noncontrolling interest	(18,768)	—	—%
Adjusted EBITDA attributable to DMC Global Inc. stockholders	$74,199	$20,179	268%

DMC GLOBAL INC.
RECONCILIATIONS OF NON-GAAP FINANCIAL MEASUREMENTS TO MOST
DIRECTLY COMPARABLE GAAP FINANCIAL MEASUREMENTS
(Amounts in Thousands)
(unaudited)

Adjusted Net Income and Adjusted Diluted Earnings per Share

	Three months ended December 31, 2022
	Amount	Per Share (1)
Net income attributable to DMC Global Inc. stockholders	$3,266	$0.17
Nonrecurring retirement expenses, net of tax(2)	905	0.05
NobelClad restructuring expenses, net of tax	88	—
As adjusted	$4,259	$0.22
(1) Calculated using diluted weighted average shares outstanding of 19,393,245
(2) Includes nonrecurring expenses of $1,100 in accrued cash compensation and $859 in accelerated stock-based compensation, net of tax, related to the retirement of Arcadia’s former president.

	Three months ended September 30, 2022
	Amount	Per Share (1)
Net income attributable to DMC Global Inc. stockholders	$6,717	$0.35
NobelClad restructuring expenses, net of tax	5	—
As adjusted	$6,722	$0.35
(1) Calculated using diluted weighted average shares outstanding of 19,381,794

	Three months ended December 31, 2021
	Amount	Per Share (1)
Net loss attributable to DMC Global Inc. stockholders	$(2,761)	$(0.15)
Acquisition expenses, net of tax	1,217	0.07
Arcadia stub period expenses, net of tax	1,741	0.09
As adjusted	$197	$0.01
(1) Calculated using diluted weighted average shares outstanding of 18,754,250

	Twelve months ended December 31, 2022
	Amount	Per Share (1)
Net income attributable to DMC Global Inc. stockholders	$12,247	$0.63
Nonrecurring retirement expenses, net of tax(2)	905	0.05
Amortization of acquisition-related inventory valuation step-up, net of tax	199	0.01
NobelClad restructuring expenses, net of tax	124	0.01
As adjusted	$13,475	$0.70
(1) Calculated using diluted weighted average shares outstanding of 19,369,165
(2) Includes nonrecurring expenses of $1,100 in accrued cash compensation and $859 in accelerated stock-based compensation, net of tax, related to the retirement of Arcadia’s former president.

	Twelve months ended December 31, 2021
	Amount	Per Share (1)
Net loss attributable to DMC Global Inc. stockholders	$(202)	$(0.01)
Acquisition expenses, net of tax	1,217	0.07
Arcadia stub period expenses, net of tax	1,741	0.10
NobelClad restructuring expenses, net of tax	127	—
As adjusted	$2,883	$0.16
1) Calculated using diluted weighted average shares outstanding of 17,610,711

DMC GLOBAL INC.
RECONCILIATIONS OF NON-GAAP FINANCIAL MEASUREMENTS TO MOST
DIRECTLY COMPARABLE GAAP FINANCIAL MEASUREMENTS
(Amounts in Thousands)
(unaudited)

Segment Adjusted EBITDA

Arcadia

	Three months ended		Change
	Dec 31, 2022	Sep 30, 2022	Sequential
Operating income, as reported	$441	$3,742	(88)%
Adjustments:
Depreciation	762	733	4%
Amortization of purchased intangible assets	3,642	7,233	(50)%
Nonrecurring retirement expenses	1,100	—	—%
Stock-based compensation	1,198	357	236%
Adjusted EBITDA	7,143	12,065	(41)%
Less: adjusted EBITDA attributable to redeemable noncontrolling interest	(2,857)	(4,826)	(41)%
Adjusted EBITDA attributable to DMC Global Inc.	$4,286	$7,239	(41)%

Twelve months ended
Dec 31, 2022
Operating income, as reported	$3,962
Adjustments:
Amortization of acquisition-related inventory valuation step-up	430
Depreciation	2,906
Amortization of purchased intangible assets	36,316
Nonrecurring retirement expenses	1,100
Stock-based compensation	2,206
Adjusted EBITDA	46,920
Less: adjusted EBITDA attributable to redeemable noncontrolling interest	(18,768)
Adjusted EBITDA attributable to DMC Global Inc.	$28,152

DMC GLOBAL INC.
RECONCILIATIONS OF NON-GAAP FINANCIAL MEASUREMENTS TO MOST
DIRECTLY COMPARABLE GAAP FINANCIAL MEASUREMENTS
(Amounts in Thousands)
(unaudited)

DynaEnergetics

	Three months ended			Change
	Dec 31, 2022	Sep 30, 2022	Dec 31, 2021	Sequential	Year-on-year
Operating income, as reported	$12,470	$11,978	$1,928	4%	547%
Adjustments:
Depreciation	1,915	1,879	1,935	2%	(1)%
Amortization of purchased intangible assets	54	78	87	(31)%	(38)%
Adjusted EBITDA	$14,439	$13,935	$3,950	4%	266%

	Twelve months ended		Change
	Dec 31, 2022	Dec 31, 2021	Year-on-year
Operating income, as reported	$39,055	$8,235	374%
Adjustments:
Depreciation	7,578	7,588	—%
Amortization of purchased intangible assets	299	538	(44)%
Adjusted EBITDA	$46,932	$16,361	187%

NobelClad

	Three months ended			Change
	Dec 31, 2022	Sep 30, 2022	Dec 31, 2021	Sequential	Year-on-year
Operating income, as reported	$2,299	$2,505	$1,187	(8)%	94%
Adjustments:
Restructuring expenses	129	8	—	1,513%	—%
Depreciation	929	825	836	13%	11%
Amortization of purchased intangible assets	76	74	118	3%	(36)%
Adjusted EBITDA	$3,433	$3,412	$2,141	1%	60%

	Twelve months ended		Change
	Dec 31, 2022	Dec 31, 2021	Year-on-year
Operating income, as reported	$7,989	$9,783	(18)%
Adjustments:
Restructuring expenses	182	127	43%
Depreciation	3,419	3,317	3%
Amortization of purchased intangible assets	311	490	(37)%
Adjusted EBITDA	$11,901	$13,717	(13)%

DMC GLOBAL INC.
PRO FORMA RESULTS
(Amounts in Thousands, Except Per Share Data)
(unaudited)
Pro Forma Summary Income Statement*

	Three months ended December 31, 2021
	DMC	Arcadia	Redeemable Noncontrolling Interest(1)	Pro Forma Arcadia	Pro Forma Combined
Net sales	$71,844	$56,653		$56,653	$128,497
Gross profit	12,934	16,082		16,082	29,016
Gross profit percentage	18%	28%		28%	23%

Selling, general, and administrative expenses	16,282	8,621		8,621	24,903
Amortization of purchased intangible assets	568	—		—	568
Operating (loss) income	(3,916)	7,461		7,461	3,545

Depreciation and amortization	3,471	588		588	4,059
Stock-based compensation	1,670	—		—	1,670
Arcadia stub period expenses excluding depreciation and amortization	1,605	—		—	1,605
Adjusted EBITDA	$2,830	$8,049	$(3,220)	$4,829	$7,659
Adjusted EBITDA %	4%	14%		9%	6%
(1) Represents the Adjusted EBITDA attributable to the 40% redeemable noncontrolling interest.

	Twelve months ended December 31, 2021
	DMC	Arcadia	Redeemable Noncontrolling Interest(1)	Pro Forma Arcadia	Pro Forma Combined
Net sales	$260,115	$240,345		$240,345	$500,460
Gross profit	59,480	82,129		82,129	141,609
Gross profit percentage	23%	34%		34%	28%

Selling, general, and administrative expenses	58,783	34,117		34,117	92,900
Amortization of purchased intangible assets	1,391	—		—	1,391
Operating (loss) income	(694)	48,012		48,012	47,318

Depreciation and amortization	12,694	1,907		1,907	14,601
Stock-based compensation	6,574	—		—	6,574
Arcadia stub period expenses excluding depreciation and amortization	1,605	—		—	1,605
Adjusted EBITDA	$20,179	$49,919	$(19,968)	$29,951	$50,130
Adjusted EBITDA %	8%	21%		12%	10%
(1) Represents the Adjusted EBITDA attributable to the 40% redeemable noncontrolling interest.

DMC GLOBAL INC.
PRO FORMA RESULTS
(Amounts in Thousands, Except Per Share Data)
(unaudited)

Pro Forma EBITDA and Adjusted EBITDA*

	Three months ended December 31, 2021
	DMC	Arcadia	Pro Forma Combined
Net (loss) income	$(3,569)	$7,461	$3,892
Interest expense, net	74	—	74
Income tax benefit	(2,154)	—	(2,154)
Depreciation	2,903	588	3,491
Amortization of purchased intangible assets	568	—	568
EBITDA	(2,178)	8,049	5,871
Acquisition expenses	1,581	—	1,581
Arcadia stub period expenses excluding depreciation and amortization	1,605	—	1,605
Stock-based compensation	1,670	—	1,670
Other expense, net	152	—	152
Adjusted EBITDA	2,830	8,049	10,879
Less: adjusted EBITDA attributable to redeemable noncontrolling interest	—	(3,220)	(3,220)
Adjusted EBITDA attributable to DMC Global Inc.	$2,830	$4,829	$7,659

	Twelve months ended December 31, 2021
	DMC	Arcadia	Pro Forma Combined
Net (loss) income	$(1,010)	$48,012	$47,002
Interest expense, net	304	—	304
Income tax benefit	(1,544)	—	(1,544)
Depreciation	11,303	1,907	13,210
Amortization of purchased intangible assets	1,391	—	1,391
EBITDA	10,444	49,919	60,363
Restructuring expenses	127	—	127
Acquisition expenses	1,581	—	1,581
Arcadia stub period expenses excluding depreciation and amortization	1,605	—	1,605
Stock-based compensation	6,574	—	6,574
Other income, net	(152)	—	(152)
Adjusted EBITDA	20,179	49,919	70,098
Less: adjusted EBITDA attributable to redeemable noncontrolling interest	—	(19,968)	(19,968)
Adjusted EBITDA attributable to DMC Global Inc.	$20,179	$29,951	$50,130

*This unaudited pro forma combined financial information was not prepared under Article 11 of SEC Regulation S-X (“Article 11”) or Financial Accounting Standards Board Accounting Standards Codification 805 (“ASC 805”).